UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2024

SCIENCE 37 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39727	84-4278203
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Park Offices Drive, Suite 3606 Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

(984) 377-3737

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of common stock, par value $0.0001 per share	SNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 28, 2024, Science 37 Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with eMed, LLC, a Delaware limited liability company (“Parent”), and Marlin Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the issued and outstanding shares of the common stock, par value $0.0001 per share, of the Company (the “Company Shares”) in exchange for $5.75 per Company Share (the “Offer Price”), in cash, without interest thereon (but subject to applicable withholding). The Offer will initially remain open for a minimum of 20 business days from the date of commencement of the Offer.

Following the completion of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, without a vote of the Company stockholders (the “Merger”). At the effective time of the Merger (the “Effective Time”), and without any action on the part of the holders of any Company Shares, each Company Share, other than any Company Shares (i) owned at the commencement of the Offer and immediately prior to the Effective Time by Parent, Merger Sub, any of their subsidiaries or the Company, (ii) validly tendered and irrevocably accepted for purchase pursuant to the Offer or (iii) owned by Company stockholders who are entitled to demand and have properly and validly demanded their appraisal rights under the laws of the State of Delaware, will be automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon but subject to applicable withholding.

Parent and Merger Sub’s obligation to accept for payment and purchase any Company Shares validly tendered pursuant to the Offer is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, including, as of immediately prior to the expiration time of the Offer, there being validly tendered in the Offer (in the aggregate) and not properly withdrawn that number of Company Shares that, together with the number of Company Shares (if any) then owned by Parent equals at least a majority in voting power of the Company Shares that are issued and outstanding; the Merger Agreement not having been terminated in accordance with its terms; and other customary conditions. Consummation of the Offer is not subject to a financing condition.

In addition, the Merger Agreement provides for the following treatment of the Company’s equity awards at the Effective Time:

•	Each option to acquire Company Shares that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable (each, a “Company Stock Option”), automatically will be cancelled and converted into the right to receive cash in an amount equal to the product of: (i) the aggregate number of Company Shares subject to such Company Stock Option; multiplied by (ii) the excess, if any, of the Offer Price over the per share exercise price of such Company Stock Option, less any required tax withholding. If the per share exercise price of any outstanding Company Stock Option is equal to or greater than the Offer Price, then such Company Stock Option shall be cancelled as of the Effective Time without any payment therefor.

•	Each time-based or performance-based restricted share unit award with respect to Company Shares that is outstanding immediately prior to the Effective Time, whether vested or unvested (each, a “Company RSU”), automatically will be cancelled and converted into the right to receive cash in an amount equal to the product of (i) the Offer Price and (ii) the number of Company Shares underlying such Company RSU, less any required tax withholding.

•	The Company will cause any offering period currently in progress under the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”) to be the final offering period under the ESPP, with such final offering period to be terminated no later than five business days prior to the anticipated closing date of the Merger (the “Final Exercise Date”). Each Company Share purchased under the ESPP on the Final Exercise Date will be cancelled at the Effective Time and converted into the right to receive cash in an amount equal to the Offer Price, less any required tax withholding, and any accumulated payroll contributions of an ESPP participant that are not used to purchase Company Shares on the Final Exercise Date will be refunded to the participant as promptly as practicable following the Effective Time.

Further, the Company will cause all of its existing equity compensation plans to be terminated effective as of the Effective Time, and no further equity awards (including Company Stock Options, Company RSUs and ESPP purchase rights) may be granted thereunder after the Effective Time.

All “Earn-Out Rights” (that is, all rights to receive Company Shares that were reserved for issuance as “Earn-Out Shares” pursuant to, and under the circumstances set forth in, Section 2.8 of the Agreement and Plan of Merger dated as of May 6, 2021 by and among the Company, LifeSci Acquisition II Corp. and LifeSci Acquisition II Merger Sub, Inc.) that are outstanding immediately prior to the Effective Time automatically will be cancelled and will cease to exist at the Effective Time as a result of the consummation of the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its business in the ordinary course, to cooperate in seeking regulatory approvals and not to engage in certain specified transactions or activities without Parent’s prior consent. In addition, subject to certain exceptions, the Company has agreed not to initiate, solicit, or knowingly encourage an Acquisition Proposal (as defined in the Merger Agreement), engage in, continue or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal or furnish or provide any nonpublic information regarding any Acquisition Proposal or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives a written, bona fide Acquisition Proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and that the Company Board determines in good faith, after consultation with its financial advisor(s) and outside legal counsel, constitutes or could reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, the Company may take certain actions to participate in discussions and negotiations and furnish information with respect to the Company to the person making such Acquisition Proposal, after providing written notice to Parent of such determination.

The Company is required to prepare and file a Solicitation/Recommendation Statement on Schedule 14D-9 and, subject to certain exceptions, the Company Board is required to recommend that the stockholders of the Company accept the Offer and tender their Company Shares to Merger Sub pursuant to the Offer (the “Company Board Recommendation”) and not withdraw, amend, modify or qualify such Company Board Recommendation in a manner adverse to Parent or Merger Sub. However, subject to the satisfaction of certain terms and conditions, the Company and the Company Board, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the Company Board Recommendation, and entering into a definitive agreement with respect to a Superior Proposal if, among other things, the Company Board has concluded in good faith after consultation with its outside legal counsel that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable law. Further, the Company Board may, under the circumstances described in the Merger Agreement, change the Company Board Recommendation in response to an occurrence, fact, development or change (with certain specified exceptions) that occurs or arises after the date of the Merger Agreement and that was not known or reasonably foreseeable by the Company Board as of the date of the Merger Agreement if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to change the Company Board Recommendation would be inconsistent with its fiduciary duties under applicable law.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to enter into an acquisition agreement with respect to a Superior Proposal and Parent’s right to terminate the Merger Agreement if the Company Board changes the Company Board Recommendation or breaches the non-solicitation provisions of the Merger Agreement. In addition, either Parent or the Company may terminate the Merger Agreement if the Offer has not been successfully completed by May 31, 2024. In connection with a termination of the Merger Agreement under specified circumstances, including by Parent due to a change in the Company Board Recommendation, or by the Company in order to enter into a definitive agreement with respect to a Superior Proposal, or in certain other events, the Company may be required to pay Parent a termination fee of $1,400,000.

The Company Board has unanimously (i) approved and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger, are advisable, (ii) determined that the terms of the Merger Agreement and the Offer and the Merger are fair to, and in the best interests of, the Company and the stockholders of the Company, (iii) determined that the Merger shall be effected as soon as practicable following satisfaction of all conditions set forth in the Merger Agreement without a vote of the stockholders pursuant to Section 251(h) of the General Corporation Law of the State of Delaware, and (iv) recommended that the stockholders of the Company accept the Offer and tender their Company Shares in response to the Offer.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders are not third-party beneficiaries under the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

In connection with the Merger Agreement, the Company intends to undertake significant cost reduction measures, prior to commencement of the Offer.

Tender and Support Agreements

In connection with execution of the Merger Agreement, the Parent and Merger Sub entered into Tender and Support Agreements (each, a “Support Agreement”), dated as of January 28, 2024, with the Company’s executive officers and directors and certain stockholders of the Company (each, a “Supporting Stockholder” and, collectively, the “Supporting Stockholders”), on substantially the same terms, pursuant to which each Supporting Stockholder agreed to, among other things, tender all of the Company Shares held by such Supporting Stockholder to Merger Sub in the Offer, subject to certain exceptions (including the valid termination of the Merger Agreement or a change in the Company Board Recommendation). As of January 28, 2024, the Supporting Stockholders collectively owned approximately 44% of the outstanding Company Shares.

The form of Support Agreement has been included to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the applicable Supporting Stockholder or the Company, Parent or Merger Sub in any public reports filed with the SEC by the Company, Parent or Merger Sub.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Support Agreement entered into by directors and officers and three Support Agreements entered into by certain of the Company’s stockholders, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Report and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On January 29, 2024, the Company issued a press release announcing, among other things, its preliminary selected unaudited financial results for the year ended December 31, 2023 and projections for the year ending December 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Report and incorporated herein by reference.

The information in this Item 2.02 of this Report is furnished and not filed and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

The disclosure set forth under Item 2.02 of this Report is incorporated by reference into this Item 7.01.

The information in this Item 7.01 of this Report is furnished and not filed and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 29, 2024, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 to this Report and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer referenced in this Report has not yet commenced. This Report is for informational purposes only, is not a recommendation and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company, nor is it a substitute for the tender offer materials that the Company, Parent or Merger Sub will file with the SEC upon commencement of the tender offer. The solicitation and offer to buy the Company Shares will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent and Merger Sub intend to file with the SEC. At the time the tender offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The Company’s stockholders and other investors are urged to read carefully the tender offer materials (including an Offer to Purchase, a related letter of transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement on Schedule 14D-9, and any amendments or supplements thereto, when they become available because they will contain important information that holders of the Company’s securities and other investors should consider before making any decision with respect to the tender offer. The Offer to Purchase, the related letter of transmittal, and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at investors.science37.com or by contacting the Company’s Investor Relations by email at Investors@science37.com.

Cautionary Note Regarding Forward-Looking Statements

This Report contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for the Company’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction, including the parties’ ability to satisfy the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. These forward-looking statements generally are identified by the words “believe,” “can,” “could”, “seek”, “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “might”, “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties, many of which are outside of the Company’s control. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including, but not limited to: uncertainties as to the timing of the Offer and Merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of the Company’s stockholders will tender their stock in the Offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the possibility that competing offers will be made; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk of litigation and/or regulatory actions related to the proposed acquisition, including the risk that such litigation or actions may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; risks related to any cost reduction or restructuring measures; the successful integration of the Company into Parent subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of the Company’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the SEC by the Company, including the Company’s current Annual Report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by the Company and the tender offer documents to be filed by Parent and Merger Sub. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 6, 2023 and in the other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Investors are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. The Company does not give any assurance that the Company will achieve its expectations.

The Company’s preliminary selected financial results are preliminary, are not a comprehensive statement of financial results for the year ended December 31, 2023, and are provided prior to completion of all internal and external audit review procedures and, therefore, are subject to adjustment. Actual results may vary from these estimates, and the variations may be material. Among the factors that could cause or contribute to material differences between the Company’s actual results and expectations indicated by the forward-looking statements are risks and uncertainties that include, but are not limited to: changes to the Company’s financial results for the year ended December 31, 2023 due to the completion of financial closing procedures, final adjustments and other developments that may arise between now and the time that the Company’s financial statements for the year are finalized and publicly released and other risks and uncertainties described above and in the Company’s filings with the SEC.

The projections and forecasts were not prepared with a view toward public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board and should not be relied upon to make an investment decision with respect to the Company. Such projections and forecasts do not purport to present the Company’s financial condition in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the projections and forecasts and, accordingly, does not express an opinion or any other form of assurance with respect to such projections and forecasts. Any projections or forecasts were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. Any such projections or forecasts reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. The disclosure of the projections and forecasts should not be regarded as an indication that the Company or its affiliates or representatives consider the projections and forecasts to be a reliable prediction of future events, and the projections and forecasts should not be relied upon as such.

Item 9.01	Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of January 28, 2024, by and among Science 37 Holdings, Inc., eMed, LLC, and Marlin Merger Sub Corporation.
10.1	Form of Tender and Support Agreement (Directors and Officers).
10.2	Tender and Support Agreement, dated January 28, 2024, by and among eMed, LLC, Marlin Merger Sub Corporation, Lux Ventures IV, L.P. and Lux Co-Invest Opportunities, L.P.
10.3	Tender and Support Agreement, dated January 28, 2024, by and among eMed, LLC, Marlin Merger Sub Corporation, and Pharmaceutical Product Development, LLC.
10.4	Tender and Support Agreement, dated January 28, 2024, by and among eMed, LLC, Marlin Merger Sub Corporation, RAF, L.P., RedCo II Master Fund, L.P., Redmile Private Investments II, L.P. and Redmile Strategic Master Fund, LP.
99.1	Joint Press Release, dated January 29, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science 37 Holdings, Inc.

Date:	January 29, 2024	By:	/s/ Christine Pellizzari
		Name:	Christine Pellizzari
		Title:	Chief Legal and Human Resources Officer